Exhibit 99.1

Investor Relations Contact:

LHA

Cathy Mattison

(415) 433-3777

cmattison@lhai.com

Axesstel Secures $2.25 Million Term Loan

- Three year term loan supplements Working Capital -

SAN DIEGO, CA – April 3, 2013 – Axesstel (OTCQB: AXST), a leading provider of wireless voice, broadband access and connected home solutions to the worldwide telecommunications market, announced that it has secured a three year $2.25 million term loan with Silicon Valley Bank. The company entered into an amendment of its $7.0 million accounts receivable credit facility to include provision of the term loan. Additional details concerning the amendment and the term loan are contained in the company’s Current Report on Form 8-K filed with the SEC.

Patrick Gray, chief financial officer of Axesstel, said, “The addition of this term loan is one more step in the company’s drive to improve its working capital position. Teaming with Silicon Valley Bank, we have been able to significantly reduce our cost of borrowing on our accounts receivable credit facility, and have now secured this term loan to expand our capital base, all without dilution to our stockholders.”

“We are pleased to extend this term loan to support the growth of Axesstel’s business,” said Frederick “Buzz” Kreppel, senior relationship manager for Silicon Valley Bank. “We appreciate that Axesstel has chosen Silicon Valley Bank for its banking needs, and that we have this opportunity to extend our relationship with the company.”

About Axesstel, Inc.

Axesstel (OTCQB: AXST) is a leading provider of wireless voice, broadband access and connected home solutions for the worldwide telecommunications market. Axesstel’s best in class product portfolio includes phones, wire-line replacement terminals, 3G and 4G broadband gateway devices, and security alert systems. Its products are used for voice calling, high-speed data access and connected home management services. The company has supplied millions of devices to leading telecommunications operators and distributors in over 50 countries worldwide. Axesstel is headquartered in San Diego, California. For more information on Axesstel, visit www.axesstel.com.

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About Silicon Valley Bank

Silicon Valley Bank (www.svb.com) is the premier bank for technology, life science, cleantech, venture capital, private equity and premium wine businesses. SVB provides industry knowledge and connections, financing, treasury management, corporate investment and international banking services to its clients worldwide through 28 U.S. offices and six international operations.

Silicon Valley Bank is the California bank subsidiary and the commercial banking operation of SVB Financial Group. Banking services are provided by Silicon Valley Bank, a member of the FDIC and the Federal Reserve System. SVB Financial Group is also a member of the Federal Reserve System.

© 2013 Axesstel, Inc. All rights reserved. The Axesstel logo is a trademark of Axesstel, Inc.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above include forward-looking statements relating to market penetration and conditions, product capabilities and the timing of new product introductions which may affect future results and the future viability of Axesstel. Axesstel wishes to caution readers that actual results could differ materially from those suggested by the forward-looking statements due to risks and uncertainties and a number of important risk factors. Those factors include but are not limited to the risk factors noted in Axesstel’s filings with the Securities and Exchange Commission, including the need for additional working capital; economic and political instability in developing markets served by Axesstel; unforeseen manufacturing difficulties, unanticipated component shortages, competitive pricing pressures and the rapidly changing nature of technology and frequent introductions of new products and enhancements by competitors; the competitive nature of the markets for Axesstel’s products; product and customer mix; Axesstel’s need to gain market acceptance for its products; dependence on a limited number of large customers; potential intellectual property-related litigation; Axesstel’s need to attract and retain skilled personnel; and Axesstel’s reliance on its primary contract manufacturers. All forward-looking statements are qualified in their entirety by this cautionary statement, and Axesstel undertakes no obligation to revise or update this press release to reflect events or circumstances occurring after this press release.

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